Exhibit (2)(b)

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FUNDRISE REAL ESTATE INTERVAL FUND II, LLC

Dated as of May 1, 2025

i

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FUNDRISE REAL ESTATE INTERVAL FUND II, LLC is dated as of May 1, 2025. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1 or Section 14.1.

WHEREAS, the Company was originally formed under the Delaware Act pursuant to that certain Certificate of Formation of Limited Liability Company filed with the Secretary of State of the State of Delaware on January 17, 2025 (the “Certificate of Formation”);

WHEREAS, Rise Companies Corp., the sole initial member of the Company (the “Initial Member”), entered into a Limited Liability Company Agreement of the Company, dated January 17, 2025 (the “Limited Liability Company Agreement”); and

WHEREAS, the Initial Member authorized and approved an amendment and restatement of the Limited Liability Company Agreement dated as of March 6, 2025 (the “First Amended and Restated Agreement”) on the terms set forth herein and appointed the members of the Board of Directors of the Company (the “Board” or “Directors”) as of March 6, 2025; and

WHEREAS, a majority of the Board has approved an amendment and restatement of the First Amended and Restated Agreement through an instrument in writing signed by a majority of the Board then holding office on the terms set forth herein (the “Second Amended and Restated Agreement”);

NOW, THEREFORE, the First Amended and Restated Limited Liability Company Agreement of the Company is hereby amended and restated to read in its entirety as follows:

Article I
DEFINITIONS

Section 1.1. Definitions.

Certain terms used in Article XIV of this Agreement are defined in that Article. In addition, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company as a result of an issuance of Shares to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Fundrise Real Estate Interval Fund II, LLC, as it may be amended, modified, supplemented or restated from time to time.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the District of Columbia shall not be regarded as a Business Day.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial gross fair market value (as determined by the Board in its good faith discretion) of any other property contributed or deemed contributed to the capital of the Company by or on behalf of such Member, reduced by the amount of any liability assumed by the Company relating to such property and any liability to which such property is subject.

“Certificate” means a certificate in such form as may be adopted by the Board and issued by the Company, evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.9, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Class” means a class of Shares of the Company or of any series of the Company established in accordance with the provisions of Article III hereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares of the Company that are not Preferred Shares.

“Company” means Fundrise Real Estate Interval Fund II, LLC, a Delaware limited liability company, and any successors thereto.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Directors” or “Board” means all Persons who may from time to time be duly elected or appointed and have qualified to serve as Directors in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Agreement, and reference herein to a Director or the Directors shall refer to such Person or Persons in his or her or their capacity as Directors hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Expenses and Liabilities” has the meaning assigned to such term in Section 6.5.

“First Amended and Restated Agreement” has the meaning set forth in the recitals to this Agreement.

“Fundrise Platform” means the online investment platform located at www.fundrise.com, which is owned and operated by Fundrise, LLC, an affiliate of the Sponsor.

“General Assets” has the meeting assigned to such term in Section 3.4(b)(1).

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Indemnified Person” means:

(a) any Person who is or was an officer of the Company, if any;

(b) any Person who is or was a Director of the Company;

(c) the Investment Manager, together with its officers, directors, members and managers;

(d) the Sponsor, together with its officers, directors, shareholders and Affiliates;

(e) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

(f) any Person the Board designates as an “Indemnified Person” for purposes of this Agreement.

“Initial Member” has the meaning set forth in the recitals to this Agreement.

“Interested Person” has the meaning given to such term in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder and interpretations thereunder, and any order or orders thereunder which may from time to time be applicable to the Company. References herein to specific sections of the Investment Company Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Directors or their designees.

“Investment Manager” means Fundrise Advisors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Sponsor.

“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 9.2 as liquidating trustee of the Company, as applicable, within the meaning of the Delaware Act.

“Member” means each member of the Company, including, unless the context otherwise requires, the Initial Member, each Substitute Member and each Additional Member.

“Merger Agreement” has the meaning assigned to such term in Section 11.1.

“Net Asset Value” means the net asset value of each series or Class of the Company, determined as provided in Section 4.1.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as Outstanding on the Company’s books and records as of the date of determination and, for purposes of Article XIV, that are treated as outstanding for U.S. federal income tax purposes.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity; provided, however, that, solely for purposes of Article XIV, the term “Person” shall have the meaning specified in Section 14.1.

“Plan of Conversion” has the meaning assigned to such term in Section 11.1.

“Preferred Shares” means a class of Shares of the Company that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares of the Company in:

(a) the right to share profits or losses or items thereof;

(b) the right to share in distributions; or

(c) rights upon termination or liquidation of the Company (including in connection with the dissolution or liquidation of the Company).

“Preferred Shares” shall not include Common Shares.

“Record Date” means the date established by the Board, in its discretion, for determining:

(a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members; or

(b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Company (or on the books of any Transfer Agent, if applicable) as of the opening of business on a particular Business Day.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Roll-Up Transaction” has the meaning assigned to such term in Section 11.6(a).

“Second Amended and Restated Agreement” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share of the Company issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different Classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.4(a).

“Sponsor” means Rise Companies Corp., a Delaware corporation.

“Subsidiary” means, with respect to any Person or the Company, as of any date of determination, any other Person as to which such Person or the Company owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company as a result of a transfer of Shares to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 11.2(a)(ii).

“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; provided, however, that, solely for purposes of Article XIV, the term “Transfer” shall have the meaning specified in Section 14.1.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

Section 1.2. Construction.

Unless the context requires otherwise:

(a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(b) references to Articles and Sections refer to Articles and Sections of this Agreement; and

(c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto.

Article II
ORGANIZATION

Section 2.1. Formation.

The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2. Name.

The name of the Company shall be “Fundrise Real Estate Interval Fund II, LLC”. The words “Limited Liability Company”, “LLC”, or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The business of the Company may be conducted under any other name or names, as determined by the Board. The Board may change the name of the Company at any time and from time to time.

Section 2.3. Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board, the address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company. The principal office of the Company shall be located at 11 Dupont Circle, NW, 9th Floor, Washington, D.C. 20036 or such other place as the Board may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board determines to be necessary or appropriate.

Section 2.4. Purposes.

The purpose of the Company is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act. In furtherance of the foregoing, it shall be the purpose of the Company to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a management investment company registered under the Investment Company Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Company shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware limited liability company.

Section 2.5. Qualification in Other Jurisdictions.

The Board may cause the Company to be qualified or registered in any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

Section 2.6. Powers.

The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.7. Power of Attorney.

Each Member hereby constitutes and appoints each Director and each officer of the Company and, if a Liquidator shall have been selected pursuant to Section 9.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Directors or officers of the Company (or the Liquidator) determine to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii) all certificates, documents and other instruments that the Directors or officers of the Company (or the Liquidator) determine to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Directors or officers of the Company (or the Liquidator) determine to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company pursuant to the terms of this Agreement;

(iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or in connection with other events described in, Section 11.6 or Article III, Article IV or Article IX;

(v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article XI.

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Directors or officers of the Company (or the Liquidator) determine to be necessary or appropriate to:

(i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement; or

(ii) effectuate the terms or intent of this Agreement;

provided, that when required by any provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series, if any, required to take any action, the Directors or officers of the Company (or the Liquidator) may exercise the power of attorney made in this Section 2.7(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.7(b) shall be construed as authorizing the Directors or officers of the Company (or the Liquidator) to amend, change or modify this Agreement except in accordance with Article X or as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Directors or officers acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Directors or officers of the Company (or the Liquidator) taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member shall execute and deliver to the Directors or officers of the Company (or the Liquidator) within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Directors or officers of the Company (or the Liquidator) determine to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8. Term.

The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The term of the Company shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article IX. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9. Certificate of Formation.

The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Article III
MEMBERS AND SHARES

Section 3.1. Members.

(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article III, Article IV and Article IX hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Directors shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Investment Manager or the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Members shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware, to the extent that such limitation of liability is greater than the limitation of liability specifically provided herein.

(d) Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to Article IV or enforcement of the transfer and ownership restrictions contained in Article XIV), Members may not be expelled from or removed as Members of the Company. Except in connection with any repurchase offer pursuant to Section 4.5, Members shall not have any right to resign from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation):

(i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement;

(ii) no Member holding any Class or series, if any, of any Shares of the Company shall have priority over any other Member holding the same Class or series of Shares either as to the return of Capital Contributions or as to distributions, subject to the distinctions permitted among Classes of the same series as established by the Board, consistent with the requirements of the Investment Company Act;

(iii) no interest shall be paid by the Company on Capital Contributions; and

(iv) no Member, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f) Except as may be otherwise agreed between the Company, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2. Division of Beneficial Interest.

(a) The beneficial interest in the Company shall be divided into one or more series. The Board may divide each series into one or more Classes. The Board may from time to time establish and designate one or more series or Classes by resolution of the Board pursuant to Section 3.4. Subject to the further provisions of this Article III and any applicable requirements of the Investment Company Act, the Board shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Members of any series or Class thereof, to:

(i) divide the beneficial interest in each series or Class thereof into Shares, with or without par value as the Directors shall determine;

(ii) issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth herein, including cash or securities, at such time or times and on such terms as the Board may deem appropriate;

(iii) establish and designate and change in any manner any series or Class thereof and fix such preferences, voting powers, rights, duties and privileges and business purposes of each series or Class thereof as the Board may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior (e.g., Preferred Shares) or subordinate to (or in the case of business purposes, different from) any existing series or Class thereof and may be limited to specified property or obligations of the Company or profits and losses associated with specified property or obligations of the Company, provided, however, that the Board may not change the Outstanding Shares of a series in a manner materially adverse to Members of such Shares without the vote of a majority of such Outstanding Shares;

(iv) divide or combine the Shares of any series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such series or Class thereof in the assets held with respect to that series;

(v) classify or reclassify any issued Shares of any series or Class thereof into Shares of one or more series or Classes thereof;

(vi) issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

(vii) change the name of any series or Class thereof;

(viii) abolish any one or more series or Classes thereof; and

(ix) take such other action with respect to the Shares as the Board may deem desirable.

(b) Subject to the distinctions permitted among Classes of the same series as established by the Board, consistent with the requirements of the Investment Company Act, each Share of a series of the Company shall represent an equal beneficial interest in the net assets of such series.

(c) All references to Shares in this Agreement shall be deemed to be references to Shares of any or all series or Classes thereof, as the context may require. All provisions herein relating to the Company shall apply equally to each series of the Company and each Class thereof, except as otherwise provided or as the context otherwise requires.

(d) All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Board, Members shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Company.

Section 3.3. Investments in the Company.

Investments may be accepted by the Company from Persons, at such times, on such terms, and for such consideration as the Board from time to time may authorize. At the Board’s discretion, such investments, subject to applicable law, may be in the form of cash, securities or other property of any type, valued as provided in Section 4.1. Investments in a series shall be credited to each Member’s account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Board; provided, however, that the Board may, in its sole discretion: (a) impose a sales charge upon investments in any series or Class; (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial Capital Contribution. The Board and any person duly authorized shall have the right to refuse to accept investments in any series or Class at any time without any cause or reason therefor whatsoever.

Section 3.4. Establishment of Series and Classes of Shares.

(a) The establishment and designation of any series or Class of Shares of the Company shall be effective upon the adoption by a majority of the then Directors of a resolution that sets forth such establishment and designation and the relative rights and preferences of such series or Class of the Company, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Company, or as otherwise provided in such resolution (each, a “Share Designation”).

(b) Shares of each series or Class of the Company established pursuant to this Article III, unless otherwise provided in the resolution or related documents establishing such series or Class, shall have the following relative rights and preferences:

(i) Assets Held with Respect to a Particular Series. All consideration received by the Company for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that series for all purposes, and shall be so recorded upon the books of account of the Company. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that series. In the event that the Company has only issued Shares of two or more series (and not Shares of the Company) and there are any assets, income, earnings, profits and proceeds thereof, funds or payments that are not readily identifiable as assets held with respect to any particular series (collectively “General Assets”), the Directors shall allocate such General Assets to, between or among any one or more of the series in such manner and on such basis as the Directors, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular series shall be held with respect to that series. Each such allocation by the Directors shall be conclusive and binding upon the Members of all series for all purposes.

(ii) Liabilities Held with Respect to a Particular Series. All liabilities of the Company held with respect to a particular series and all expenses, costs, charges and reserves attributable to that series shall be charged against the assets held with respect to that series. To the fullest extent permitted by the Delaware Act, any general liabilities of the Company that are not readily identifiable as being held with respect to any particular series shall be allocated and charged by the Directors to and among any one or more of the series in such manner and on such basis as the Directors in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a series are herein referred to as “liabilities held with respect to” that series. Each allocation of liabilities, expenses, costs, charges and reserves by the Directors shall be conclusive and binding upon the Members of all series for all purposes. All liabilities held with respect to a particular series shall be enforceable against the assets held with respect to such series only and not against the assets of the Company generally or against the assets held with respect to any other series and, except as otherwise provided in this Agreement with respect to the allocation of General Assets, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series. To the extent required by the Delaware Act in order to give effect to the limitation on inter-series liabilities set forth in this Section 3.4, (i) separate and distinct records shall be maintained for each series, (ii) the assets held with respect to each series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other series and the General Assets of the Company not allocated to such series and/or (iii) the records maintained for each series shall account for the assets held with respect to such series separately from the assets of any other series and from the General Assets of the Company not allocated to such series.

(iii) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Agreement, including Article IV, no dividend or distribution on the Shares of any series, including any distribution paid in connection with termination of the Company or such series or any Class of such series, nor any redemption or repurchase of, the Shares of such series or Class shall be effected by the Company other than from the assets held with respect to such series, nor shall any Member of any particular series otherwise have any right or claim against the assets held with respect to any other series except to the extent that such Member has such a right or claim hereunder as a Member of such other series. The Directors shall have the sole discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon all Members for all purposes.

(iv) Fractions. Any fractional Share of the Company or any series shall carry proportionately all the rights and obligations of a whole Share of the Company or any series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Company.

(v) Exchange Privilege. The Directors shall have the authority to provide that the Members of any series or Class shall have the right to exchange such Shares for Shares of one or more other series or Class of Shares or for interests in one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Directors.

(vi) Combination of Series and Classes. The Directors shall have the authority, without the approval of the Members of the Company or any series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more series or Classes into assets and liabilities held with respect to a single series or Class and in connection therewith to cause the Members of each such series or Class to become Members of such single series or Class.

(vii) Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular series or Class previously established, the Directors may abolish that series or Class and rescind the establishment thereof.

(viii) Division of Series or Classes. The Directors shall have the authority, without the approval of the Members of any series or Class unless otherwise required by applicable law, to divide the assets and liabilities held with respect to any series or Class into assets and liabilities held with respect to an additional one or more series or Classes and in connection therewith to cause some or all of the Members of such series or Class to be admitted as Members of such additional one or more series or Classes.

Section 3.5. Certificates.

(a) Upon the issuance of Shares by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Board. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Board or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Board or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Board or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b) If any mutilated Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Board on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The Board on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.6. Record Holders.

The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.7. Registration and Transfer of Shares.

Subject to the restrictions on transfer and ownership limitations contained below and in Article XIV hereof:

(a) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares. Unless otherwise provided in any Share Designation, a Transfer Agent may, in the discretion of the Board or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Shares and transfers of such Shares as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the Board shall execute and deliver, and in the case of Shares, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number and email address for each such transferee as contemplated by Section 13.1.

(b) The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) In the event that the Shares are not evidenced by a Certificate, the Company shall not recognize any transfer of shares until it has received written documentation that the Board, in its sole discretion, determines is sufficient to evidence the transfer of such Shares.

(d) By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person):

(i) shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company;

(ii) shall be deemed to agree to be bound by the terms of this Agreement;

(iii) shall become the Record Holder of the Shares so transferred;

(iv) grants powers of attorney to the Directors and Officers of the Company (and any Liquidator), as specified herein; and

(v) makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement;

(e) Notwithstanding the foregoing, so long as:

(i) Fundrise Advisors, LLC, or one of its Affiliates, remains the Investment Manager of the Company; and

(ii) access to the Fundrise Platform and the ability to open accounts thereon is reasonably available to potential transferees, no transfer of Shares shall be valid unless the transferee has established an account on the Fundrise Platform.

Section 3.8. Splits and Combinations.

(a) Subject to Section 3.2 and Article IV, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of any class or series of Shares to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 3.9. Agreements.

The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation).

Article IV
NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

Section 4.1. Determination of Net Asset Value.

Subject to applicable law including the Investment Company Act and Section 3.4 hereof, the Directors, in their sole discretion, may prescribe (and delegate to any officer of the Company or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or Net Asset Value of the Shares of the Company or any series or Class or net income attributable to the Shares of the Company or any series or Class, or the declaration and payment of dividends and distributions on the Shares of the Company or any series or Class and the method of determining the Members to whom dividends and distributions are payable, as they may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to applicable law including the Investment Company Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Directors (or by any officer of the Company or any other Person or Persons to whom such authority has been delegated by the Directors) and may be different among Members including differences among Members of the same series or Class.

Section 4.2. Distributions to Record Holders.

(a) Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Board may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the Company to the Members. Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company) and of Article XIV, distributions shall be paid to the holders of Shares on an equal per-Share basis as of the Record Date selected by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Delaware Act or other applicable law.

(b) Notwithstanding Section 4.2(a), in the event of the termination and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 9.3(a).

(c) Each distribution in respect of any Shares of the Company shall be paid by the Company, directly or through its Transfer Agent, if any, or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 4.3. Distributions in Kind.

Subject to the terms of any Share Designation or to the preferential rights, if any, of holders of any other class of Shares, the Company may declare and pay distributions to holders of Shares that consist of:

(1) Shares; and/or

(2) other securities or assets held by the Company or any of its subsidiaries.

Section 4.4. Valuations of In-Kind Distributions.

In the case of distributions of Shares, the value of the Shares included in such distribution will be calculated based on the Net Asset Value per Share at the time of the distribution payment date. In the case of distributions of other securities of the Company, the value of such securities included in such distribution will be determined by the Board in good faith.

Section 4.5. Redemptions and Repurchases.

(a) Unless the Board otherwise determines with respect to a particular series or Class at the time of establishing and designating the same, each holder of Shares of a particular series or class shall have the right at such times as may be permitted by the Board to require the Company to repurchase (out of the assets belonging to the applicable Class) all or any part of his or her Shares at the net asset value thereof as of the repurchase pricing date established by the Board, less any repurchase fee established by the Board in its discretion, and subject to such conditions as the Board may determine, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the repurchase is oversubscribed. Payment for said Shares shall be made by the Company to the Member within seven (7) days after the repurchase pricing date established by the Board. The repurchase price may in any case or cases be paid in cash or wholly or partly in kind if the Board determine that such payment is advisable in the interest of the remaining Members. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Board. In no case shall the Company be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(b) The Company shall have the right at its option and at any time to repurchase or redeem the Shares of a Member or of any person acquiring such Shares from or through a Member at the Net Asset Value thereof, to the extent permitted by the Investment Company Act, without the consent or other action by the Member or other person, for any reason under such terms as may be established by the Board from time to time.

(c) The Board may declare a suspension of the right of repurchase or postpone the date of payment as permitted under the Investment Company Act. Such suspension shall take effect at such time as the Board shall specify and thereafter there shall be no right of repurchase or payment until the Board shall declare the suspension at an end. In the event that the Company is divided into Classes, the provisions of this Section 4.5, to the extent applicable as determined in the discretion of the Board and consistent with the Investment Company Act, may be equally applied to each such Class.

(d) If the Board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares has or may become concentrated in any Person to an extent that would disqualify the Company as a REIT under the Code, then the Board shall have the power (but not the obligation) by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article IV.

The holders of Shares shall upon demand disclose to the Board in writing such information with respect to direct and indirect ownership of Shares as the Board deem necessary to comply with the requirements of any taxing authority.

Section 4.6. Payment of Taxes.

If any Person exchanging a certificate representing Shares wants the Company to issue a certificate in a different name than the registered name on the old certificate, or if any Person wants the Company to change the name of the Record Holder for a Share or Shares, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name, or by reason of the change to the Company register, or establish, to the satisfaction of the Company or its agent, that the tax has been paid or is not applicable.

Section 4.7. Absence of Certain Other Rights.

Other than pursuant to Section 4.5 or to the terms of any Share Designation, holders of Shares shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

Article V
BOARD OF DIRECTORS

Section 5.1. Number, Election and Tenure.

The number of Directors shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Board, or by resolution approved at a duly constituted meeting, as determined, from time to time, by the Board pursuant to Section 5.3, provided that the number of Directors shall at all times be at least one (1). Each Director shall serve during the continued lifetime of the Company until the next meeting of Members called for the purpose of electing Directors and until the election and qualification of his or her successor or, if sooner, until he or she dies, declines to serve, resigns, retires, is removed, is incapacitated or is otherwise unable or unwilling to serve as herein provided. Members shall not be entitled to elect Directors except as required by the Investment Company Act. To the extent required by the Investment Company Act, the Members shall elect the Directors on such dates as the Board may fix from time to time. Any Directors may resign at any time by an instrument signed by him and delivered to any officer of the Company or to a meeting of the Board. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Company, no Director resigning and no Director removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal. The Members may elect Directors at any meeting of Members called by the Board for that purpose. In the event that after the proxy material has been printed for a meeting of Members at which Directors are to be elected any one or more nominees named in such proxy material dies or become incapacitated or is otherwise unable or unwilling to serve, the authorized number of Directors shall be automatically reduced by the number of such nominees, unless the Board prior to the meeting shall otherwise determine. Any Director may be removed by action of at least two-thirds of the remaining Directors with or without cause. Any Director may be removed with or without cause at any meeting of Members by a vote of at least two-thirds of the Outstanding Shares of the Company.

The Board may also determine by resolution those Directors, if any, that shall be elected by Members of a particular Class of Shares (e.g., by a Class of Preferred Shares issued by the Company) prior to the initial offering of such Class of Shares.

Section 5.2. Effect of Death, Resignation, etc. of a Director.

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Directors, or all of them, shall not operate to annul the Company or to revoke any existing agency created pursuant to the terms of this Agreement. Whenever there shall be fewer than the designated number of Directors, until additional Directors are elected or appointed as provided herein to bring the total number of Directors equal to the designated number, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Company or by a majority of the Directors. In the event of the death, declination, resignation, retirement, removal or incapacity of all the then Directors within a short period of time and without the opportunity for at least one Director being able to appoint additional Directors to replace those no longer serving, the Investment Manager is empowered to appoint new Directors subject to the provisions of Section 16(a) of the Investment Company Act.

Section 5.3. Powers.

(a) Subject to the provisions of this Agreement, the business of the Company shall be managed by the Directors, and the Directors shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Company. Without limiting the foregoing, the Directors may: adopt By-Laws providing for the regulation and management of the affairs of the Company and may amend and repeal such By-Laws; enlarge or reduce their number and fill vacancies caused by enlargement of their number or by the death, declination to serve, resignation, retirement, removal or incapacity of a Director; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Directors which may exercise the powers and authority of the Board to the extent that the Directors determine, including a committee consisting of fewer than all of the Directors then in office, which may act for and bind the Directors and the Company, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body; employ one or more custodians of the assets of the Company and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a Transfer Agent or similar agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Company directly or through one or more principal underwriters, or both, or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Members with respect to various matters; declare and pay dividends and distributions to Members; and in general delegate such authority as they consider desirable to any officer of the Company, to any committee of the Company and to any agent or employee of the Company or to any service provider of the Company, including the Investment Manager, Transfer Agent and custodian. The Directors have the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the Directors and any action taken pursuant thereto and any determination as to what is in the interests of the Company and the Members made by the Directors in good faith shall, in each case, be conclusive and binding on all Members and all other Persons for all purposes. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors. Except as required by federal law including the Investment Company Act, neither the Directors nor any officer of the Company shall owe any fiduciary duty to the Company or any series or Class or any Member. Notwithstanding the foregoing, nothing in the Agreement modifying, restricting or eliminating the duties or liabilities of Directors or any officer of the Company shall apply to, or in any way limit, any duties (including state law fiduciary duties of loyalty and care) or liabilities of such persons with respect to matters arising under the federal securities laws. Unless otherwise expressly provided herein or required by applicable law including the Investment Company Act, the Directors shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Members.

(b) Without limiting the foregoing, the Directors shall have the power and authority to cause the Company (or to act on behalf of the Company):

(i) To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Company; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(ii) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Company or any series;

(iii) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Directors shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Directors shall deem proper;

(iv) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(v) To hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(vi) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Company; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Company;

(vii) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Directors shall deem proper;

(viii) To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Company or any matter in controversy, including, but not limited to, claims for taxes;

(ix) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(x) To borrow funds or other property in the name of the Company exclusively for Company purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Company Property or any part thereof to secure any or all of such indebtedness;

(xi) To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Company property or any part thereof to secure any of or all of such obligations;

(xii) To purchase and pay for entirely out of Company property such insurance as the Directors may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Company or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Members, Directors, officers, employees, agents, Investment Manager or independent contractors of the Company, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Director, officer, employee, agent, Investment Manager or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such Person against liability;

(xiii) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive, deferred compensation and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees and agents of the Company;

(xiv) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xv) To enter into contracts of any kind and description;

(xvi) To employ as custodian of any assets of the Company one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Company, subject to any conditions set forth in this Agreement;

(xvii) To employ auditors, counsel or other agents of the Company, subject to any conditions set forth in this Agreement;

(xviii) To establish and interpret the investment policies, practices, or limitations of any series or Class;

(xix) To establish separate and distinct series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such series, and to establish separate Classes, all in accordance with the provisions of Article III;

(xx) To the fullest extent permitted by the Delaware Act and any successor provisions, to allocate assets, liabilities and expenses of the Company to a particular series and liabilities and expenses to a particular Class or to apportion the same between or among two or more series or Classes, provided that any liabilities or expenses incurred by a particular series or Class shall be payable solely out of the assets belonging to that series or Class as provided for in Article III.

(xxi) To select brokers, dealers, futures commission merchants, banks or any agents or other entities, as appropriate, with which to effect transactions in securities and other instruments or investments including, but not limited to, stocks, bonds, currencies, futures, forwards, swaps and other instruments including money market instruments;

(xxii) To execute and enter into brokerage contracts, risk disclosure and other agreements reasonable, necessary or convenient in order to transact in the foregoing instruments; and

(xxiii) To engage in any other lawful act or activity in which a limited liability company organized under the Delaware Act may engage subject to the requirements of the Investment Company Act.

(c) The Company shall not be limited to investing in obligations maturing before the possible termination of the Company or one or more of its series. The Company shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Company shall not be required to obtain any court order to deal with any assets of the Company or take any other action hereunder.

(d) Each Director shall be a “manager” of the Company as such term is defined in the Delaware Act.

Section 5.4. Payment of Expenses by the Company.

The Directors are authorized to pay or cause to be paid out of the principal or income of the Company, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including the Directors’ compensation and such expenses and charges for the services of the Company’s officers or employees, Investment Manager, Transfer Agent, custodian, and such other agents or independent contractors and such other expenses and charges as the Directors may, in their sole discretion, deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Section 3.4 hereof.

Section 5.5. Service Contracts.

(a) The Company may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, manager, investment manager, administrator, sub-administrator or other agent, and as such to perform such functions as the Directors may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Directors may deem advisable. The Directors may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Directors.

(b) The Company may enter into a contract or contracts with one or more Persons to act as underwriters, distributors or placement agents whereby the Company may either agree to sell Shares of the Company or any Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Directors may deem reasonable and proper, and the Company may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Directors may deem advisable.

(c) Any contract of the character described in this Section 5.5 may be entered into with any Person, including the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Directors, officers, or Members of the Company may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Company under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same Person may be a party to more than one contract entered into pursuant to this Section 5.5 and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 5.5.

(d) The authority of the Directors hereunder to authorize the Company to enter into contracts or other agreements or arrangements shall include the authority of the Directors to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Section 5.5 shall in no way be deemed to limit the power and authority of the Directors as otherwise set forth in this Agreement to authorize the Company to employ, contract with or make payments to such Persons as the Directors may deem desirable for the transaction of the business of the Company.

(e) The Directors are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Company or one or more of the series, as the Directors determine to be in the best interests of the Company and the applicable series.

(f) Any Member, Director or officer of the Company may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Member, Director or officer of the Company.

Section 5.6. Directors and Officers as Members.

Any Director, officer or agent of the Company may acquire, own and dispose of Shares to the same extent as if he were not a Director, officer or agent; and the Directors may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein relating to the sale and redemption of such Shares.

Section 5.7. Determinations by the Directors.

The Directors may make any determinations they deem necessary with respect to the provisions of this Agreement, including the following matters: the amount of the assets, obligations, liabilities and expenses of the Company or any series or Class; the amount of the net income of the Company or any series or Class from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Company or any series or Class; the number of shares of the Company or any series or Class issued or issuable; and the Net Asset Value per Share. Any such determination made by the Directors in good faith shall be conclusive and binding on all Members and all other Persons for all purposes.

Section 5.8. Delegation by Directors.

Subject only to any limitations required by federal law including the Investment Company Act, the Directors may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Company, to any committee of the Directors, any committee composed of Directors and other persons and any committee composed only of persons other than Directors and to any agent, independent contractor or employee of the Company or to any service provider of the Company, including the Investment Manager, Transfer Agent and custodian, provided that such delegation of power or authority by the Directors shall not cause any Director to cease to be a Director of the Company or cause such person, officer, agent, employee or service provider to whom any power or authority has been delegated to be a Director of the Company. The reference in this Agreement to the right of the Directors to, or circumstances under which they may, delegate any power or authority, or the reference in this Agreement to the authorized agents of the Directors or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Agreement, shall not limit the authority of the Directors to delegate any other power or authority under this Agreement to any Person, subject only to any limitations under federal law including the Investment Company Act.

Section 5.9. Additional Provisions.

(a) Regular Meetings. Regular meetings of the shall be at such time and place as shall be fixed by the Directors. Such regular meetings may be held without notice.

(b) Special Meetings. Special meetings of the or any committee for any purpose or purposes shall be held whenever and wherever ordered by the chairperson of the Board, if any, the president or by any two (2) Directors.

(c) Meetings by Telephone. Subject to any applicable requirements of the Investment Company Act, (i) any meeting, regular or special, of the Board (or any committee) may be held by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Directors, every Director shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the Investment Company, a Director may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

(d) Notice. Subject to any applicable requirements of the Investment Company Act and except as otherwise provided, notice of any special meeting shall be given by the secretary or an assistant secretary to each Director, by sending by overnight courier or mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Company or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least four (or two in the case of the overnight courier) days before the meeting, or by sending notice of such meeting to him or her at least 24 hours before the meeting, by prepaid telegram, addressed to him or her at his or her said registered address, if any, or if he or she has no such registered address, at his or her last known address, or by delivering such notice to him or her at least 24 hours before the meeting, or by giving or sending such notice by telephone, facsimile, telex, telecopier, electronic mail or other electronic means to him or her at least 24 hours before the meeting; provided, however, that if in the judgment of the chairperson of the Board or the president, when either is calling the special meeting, the action proposed to be taken at the meeting is of such an urgent nature that 24 hours’ notice cannot reasonably be given, then notice may be given to each Director by telephone, facsimile, telex, telecopy, electronic mail or other electronic means at least two hours before the meeting provided that each Director is afforded the opportunity to participate in such meeting by conference telephone or similar communications equipment as provided in Section 5.11(c).

(e) Waiver of Notice. No notice of any meeting need be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Company by mail, overnight courier, telegram, facsimile, telex, telecopier, electronic mail or other electronic means.

(f) Quorum and Voting. At all meetings of the Board the presence of a majority or more of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by this Agreement or applicable law, including the Investment Company Act.

(g) Action Without Meeting. Except as otherwise provided under the Investment Company Act, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if written consents thereto are signed by a majority of the Directors. Except as otherwise provided under the Investment Company Act, any such written consent may be given by telegram, facsimile, telex, telecopier, electronic mail or similar electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Board. Such consents shall be treated for all purposes as a vote taken at a meeting of the Directors. If any action is so taken by the Directors by the written consent of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

(h) Chairperson. The Directors may appoint a chairperson of the Board from among their number and such chairperson may be an officer of the Company. The chairperson (or, if the chairperson is unable to attend any such meeting, the chairperson’s designee) shall preside at all meetings of the Directors and the Members. The chairperson shall have such other duties and powers as the Directors may from time to time determine. The chairperson of the Board may hold such office only so long as he or she continues to be a Director.

(i) Committees. The Directors may by resolution designate one or more committees, each consisting of any number of (or no) Directors and any number of other individuals, to serve at the pleasure of the Directors. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Directors. The Directors may abolish any such committee at any time in their sole discretion. Any committee to which the Directors delegate any of their powers shall maintain records of its meetings and shall report its actions to the Directors. The Directors shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Directors shall have the power at any time to fill vacancies in the committees. The Directors may delegate to these committees any of their powers, subject to the limitations of applicable law. The Directors may designate one or more Directors or other individuals as alternate members of any committee who may replace any absent member at any meeting of the committee. In the absence of an appropriate resolution of the Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event fewer than a majority of the committee’s members are present at any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of such absent member(s).

(j) Officers.

(i) The officers of the Company shall be a president, a secretary, and such other officers as the Directors from time to time may in their discretion elect, appoint or authorize in accordance with Section 5.9(j)(ii). Any officer of the Company may but need not be a Director or a Member. Any two or more offices, except that of president, may be held by the same person.

(ii) The president and the secretary shall be elected by the Directors upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Directors at any time, or the Directors may delegate to the president the power to appoint such other officers as the Directors shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time. Each officer shall hold office at the pleasure of the Directors.

(iii) Subject to the other provisions of this Agreement, each officer shall have, in addition to the duties and powers herein, such duties and powers as are commonly incident to the office occupied by him or her and such other duties and powers as the Directors may from time to time designate.

(iv) Any officer may resign at any time by written instrument signed by him or her and delivered to the chairperson, the president or the secretary or to a meeting of the Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Directors may by action of a majority of the Directors then in office, remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Company, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

(v) A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The president may make temporary appointments to a vacant office pending action by the Directors.

Article VI
COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 6.1. Compensation.

Any Director, whether or not he or she is a salaried officer or employee of the Company, may be compensated for his or her services as Director or as a member of a committee of Directors or as chairperson of a committee by fixed periodic payments or by fees for attendance at meetings, by both or otherwise, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board may from time to time determine. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Company.

Section 6.2. Limitation of Liability.

No Director shall be liable to the Company or to any Member except for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office of Director, and shall not be liable for errors of judgment or mistakes of fact or law. The Directors shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee of the Company or any service provider of the Company, including the Investment Manager, Transfer Agent and custodian.

All Persons extending credit to, contracting with or having any claim against the Company or any series shall look only to the assets of the Company or any applicable series that such Person extended credit to, contracted with or has a claim against, and neither the Directors nor the Members, nor any of the Company’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Company or the Directors by any of them in connection with the Company shall conclusively be deemed to have been executed or done only in or with respect to his, her or their capacity as Director or Directors, and such Director or Directors shall not be personally liable thereon.

Section 6.3. Director’s Good Faith Action, Expert Advice, No Bond or Surety.

The exercise in good faith by the Directors of their powers and discretions hereunder shall be binding upon everyone interested. The Directors may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Agreement and their duties as Directors hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Directors shall be under no liability for failing to follow such advice. A Director shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented by another Director or any officer, employee or other agent of the Company, or by any other Person as to matters the Directors reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or any series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors of the Company might properly be paid. The appointment, designation or identification of a Director as chairperson of the Directors, a member or chairperson of a committee of the Directors, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Director, or any other special appointment, designation or identification of a Director, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Director in the absence of the appointment, designation or identification, and no Director who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Director as aforesaid shall affect in any way that Director’s rights or entitlement to indemnification or advancement of expenses. The Directors shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 6.4. Insurance.

The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under Section 6.5 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of Section 6.5.

Section 6.5. Indemnification.

(a) Subject to other applicable provisions of this Article VI, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any officer of the Company or a Subsidiary, or any Member or any holder of any equity interest in any Subsidiary of the Company, for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan. The Indemnified Persons shall be indemnified by the Company to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company, including in connection with any civil, criminal, administrative, investigative or other claim, action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a Director or officer of the Company or any Subsidiary of the Company or the Investment Manager, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and Directors are hereby authorized and empowered, on behalf of the Company, to enter into (or cause the Investment Manager (or its officers) to enter into) one or more indemnity agreements consistent with the provisions of this  Section 6.5 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 6.5(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law.

(b) To the extent required under the Investment Company Act, but only to such extent, no indemnification shall be provided hereunder to an Indemnified Person:

(i) who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; or

(ii) in the event of a settlement, unless there has been a determination that such Indemnified Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement; or (B) by at least a majority of those Directors who are neither Interested Persons of the Companies nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 6.5, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(d) To the extent that any determination is required to be made as to whether an Indemnified Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that an Indemnified Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Indemnified Person a rebuttable presumption that the Indemnified Person has not engaged in such conduct and that there is reason to believe that the Indemnification Person ultimately will be found entitled to indemnification.

(e) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 6.5 shall be paid by the Company and each series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person that such amount will be paid over by him or her to the Company or applicable series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 6.5 shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this  Section 6.5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, determination of the Board, vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 6.5(a) shall be made to the fullest extent permitted by law. The provisions of this Section 6.5 shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.5(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(g) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 6.5 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 6.5.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.5 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 6.5.

(i) The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of any Company Subsidiary or Affiliate similar to those conferred in this Section 6.5 to Indemnified Persons.

(j) If this Section 6.5 or any portion of this Section 6.5 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 6.5 that shall not have been invalidated.

(k) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 6.5 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 6.5, to the maximum extent permitted by law.

(n) Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any Indemnified Person under this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 6.6. Further Indemnification.

Nothing contained herein shall affect any rights to indemnification to which any Indemnified Person or other Person may be entitled by contract or otherwise under law or prevent the Company from entering into any contract to provide indemnification to any Indemnified Person or other Person. Without limiting the foregoing, the Company may, in connection with any transaction permitted by this Agreement, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Article XI, assume the obligation to indemnify any Person including an Indemnified Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article VI.

Article VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1. Records and Accounting.

The Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the business of the Company, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 7.2. Fiscal Year.

The fiscal year of the Company for tax and financial reporting purposes shall be a calendar year ending December 31.

Section 7.3. Reports.

The Board shall cause the Company to prepare an annual report and deliver it to Members within 120 days after the end of each fiscal year. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

Section 7.4. Waiver of Section 18-305 Rights.

Members hereby waive, to the fullest extent permitted by law, their rights to request to review and obtain information relating to and maintained by the Company, including, but not limited to, names and contact information of Members, information listed in Section 18-305 of the Delaware Act and any other information deemed to be confidential by the Company in its sole discretion. In addition, Members shall not seek to compel the Company to produce any information described in the preceding sentence or pursuant to any statutory scheme or provision. BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER

Article VIII
TAX MATTERS

Section 8.1. Qualifying and Maintaining Qualification for Taxation as a REIT.

From the effective date of the Company’s election to qualify for taxation as a REIT until the Restriction Termination Date (as defined in Article XIV) of the Company, the Board shall take such action from time to time as the Board determines is necessary or appropriate in order to maintain the Company’s qualification for taxation as a REIT; provided, however, if the Board determines that it is no longer in the best interests of the Company to continue to be qualified for taxation as a REIT, the Board may authorize the Company to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. It is intended that the Company will elect to be treated as a corporation that will elect to be taxed as a REIT prior to the Initial Date (as defined in Article XIV) of the Company until the Restriction Termination Date of the Company.

Article IX
DISSOLUTION, TERMINATION AND LIQUIDATION

Section 9.1. Dissolution and Termination.

Unless terminated as provided herein, the Company shall continue without limitation of time. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the approval by a majority of the Directors (without Member approval);

(b) the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d) at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Any series of Shares may be dissolved at any time by the Directors (without Member approval). Any Class may be terminated at any time by the Directors (without Member approval). Any action to dissolve the Company shall be deemed to also be an action to dissolve each series, and to terminate each Class.

Section 9.2. Liquidator.

Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator.

In the case of a dissolution of the Company:

(i) the Liquidator (if other than the Investment Manager) shall be entitled to receive such compensation for its services as may be approved by the Directors;

(ii) the Liquidator (if other than the Investment Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the Directors;

(iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the Directors.

The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article IX, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of the Company, other than in connection with a dissolution of the Company, the Investment Manager shall act as Liquidator.

Section 9.3. Liquidation of the Company.

In connection with the liquidation of the Company, the Liquidator shall proceed to dispose of the Company’s assets, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Share Designation (if any), any such terms or procedures as the Directors consider appropriate and the following:

(a) Subject to Section 9.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 9.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement and subject to Section 9.3(c), the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 9.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company), all property and all cash in excess of that required to discharge liabilities as provided in Section 9.3(b) shall be distributed to the holders of the Shares of the Company on an equal per-Share basis.

Section 9.4. Cancellation of Certificate of Formation.

Upon the completion of the distribution of Company cash and property in connection the dissolution of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 9.5. Return of Contribution.

Neither the Directors or officers of the Company nor the Sponsor, the Investment Manager, or any of their officers, directors or Affiliates will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 9.6. Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Article X
AMENDMENT OF AGREEMENT

Section 10.1. Amendments.

This Agreement may be restated and/or amended at any time by (i) an instrument in writing signed by a majority of the Directors then holding office or (ii) adoption by a majority of the Directors then holding office of a resolution specifying the restatement and/or amendment. Any such restatement and/or amendment hereto shall be effective immediately upon such execution or adoption. No vote or consent of any Member shall be required for any amendment to this Agreement except (i) as determined by the Directors in their sole discretion or (ii) as required by applicable law including the Investment Company Act, but only to the extent so required. Any officer of the Company is authorized from time to time to restate this Agreement into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. The Certificate of Formation of the Company may be restated and/or amended by any Director as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VI with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification and advancement referenced in Article VI of this Agreement with respect to any actions or omissions of Persons covered thereby prior to such amendment.

Article XI

MERGER, CONSOLIDATION OR CONVERSION

Section 11.1. Authority.

The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XI.

Section 11.2. Procedure for Merger, Consolidation or Conversion.

Notwithstanding anything else herein, the Directors may, in their sole discretion and without Member approval unless such approval is required by applicable law, cause a merger, consolidation or conversion of the Company pursuant to this Article XI.

(a) If the Board shall determine to approve the merger or consolidation, the Board shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 11.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation or the time stated therein); and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board determines to be necessary or appropriate.

(b) If the Board shall determine to approve the conversion, the Board may approve and adopt a Plan of Conversion containing such terms and conditions that the Board determines to be necessary or appropriate.

(c) The Members hereby acknowledge and agree that they shall have no right or opportunity to approve a merger, consolidation, conversion, sale of substantially all assets or other significant transaction involving the Company authorized and approved by the Board, unless required by applicable laws or regulations.

Section 11.3. No Dissenters’ Rights of Appraisal.

Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article XI, a sale of all or substantially all of the assets of all the Company or the Company’s Subsidiaries, or any other similar transaction or event.

Section 11.4. Certificate of Merger or Conversion.

Upon the required approval by the Board of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 11.5. Effect of Merger.

At the effective time of the certificate of merger:

(a) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(b) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

Section 11.6. Roll-Up Transaction or Public Listing.

The Board may at any time in its discretion cause the Company to:

(a) enter into a transaction or series of related transactions designed to cause all or a portion of the Company’s assets and properties to be sold, transferred or contributed to, or convert the Company into, one or more alternative vehicles, through consolidation(s), merger(s) or other similar transaction(s) with other companies, some of which may be managed by the Investment Manager, the Sponsor or its Affiliates (a “Roll-Up Transaction”); or

(b) list the Company’s Shares (or securities issued in connection with any Roll-Up Transaction vehicle) on a national securities exchange.

In connection with a Roll-Up Transaction, Members may receive from the Roll-Up Transaction vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the Board deems fair and reasonable; provided, however, that the Board shall be required to obtain approval of Members holding a majority of the Outstanding Common Shares if required by applicable laws or regulations. Any cash, stock, securities or other interests or assets received by the Company in a Roll-Up Transaction may be distributed to the Members in liquidation of their interests in the Company.

Section 11.7. Master-Feeder.

The Company may, at the discretion of the Board, as may be permitted by the Investment Company Act, and upon the resolution of a majority of the then Directors, convert to a master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing series or classes of the Company may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

Article XII
MEMBERS’ VOTING POWERS AND MEETING

Section 12.1. Voting Powers.

(a) The Members shall have power to vote only: (i) for the election or removal of Directors as and to the extent provided in Section 5.1; (ii) with respect to such additional matters relating to the Company as may be required by applicable law, this Agreement or any registration of the Company with the Commission (or any successor agency) or any state, and (iii) as the Directors may consider necessary or desirable in their sole discretion.

(b) Notwithstanding any other provision of this Agreement, on any matters submitted to a vote of the Members, all Shares of the Company then entitled to vote shall be voted in aggregate, except: (i) when required by the Investment Company Act, Shares shall be voted by individual series and/or Class; (ii) when the matter involves any action that the Directors have determined will affect only the interests of one or more series, then only the Members of such series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Directors have determined will affect only the interests of one or more classes, then only the Member of such Class or Classes shall be entitled to vote thereon.

(c) Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

(d) There shall be no cumulative voting in the election of Directors.

Section 12.3. Meetings and Notice.

No annual or regular meeting of Members is required. Special meetings of Members may be called by the Board from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Board to be necessary or desirable. Written notice of any meeting of Members shall be given or caused to be given by the Board in any form and at any time before the meeting as the Board deems appropriate. Any Member may prospectively or retroactively waive the receipt of notice of a meeting. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by telegram, facsimile, telex, telecopier, electronic mail or other means of communication. The business to be transacted at any meeting shall be limited to that stated in such notice of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Members shall not invalidate any action otherwise properly taken at any such meeting.

Section 12.4. Record Dates.

For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Directors may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the dissolution of the Company), as the Directors may determine; or without closing the transfer books the Directors may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Shares, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action. Nothing in this Section shall be construed as precluding the Directors from setting different record dates for different series (or Classes).

Section 12.5. Quorum and Required Vote.

Except when a larger quorum is required by any provision of this Agreement or by applicable law, thirty-three and one-third percent (33-1/3%) of the Shares entitled to vote shall constitute a quorum at a Members’ meeting. When any one or more series (or Classes) is to vote separately from any other Shares, thirty-three and one-third percent (33-1/3%) of the Shares of each such series (or Class) entitled to vote shall constitute a quorum at a Members’ meeting of that series (or Class). Except when a larger vote is required by any provision of this Agreement or by applicable law, when a quorum is present at any meeting, a majority of the Shares shall decide any questions and a plurality of the Shares voted shall elect a Director, provided that where any provision of law or of this Agreement requires that the holders of any series shall vote as a series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that series (or Class) voted on the matter (or a plurality with respect to the election of a Director) shall decide that matter insofar as that series (or Class) is concerned.

Section 12.6. Postponement and Adjournment.

Prior to the date upon which any meeting of Meeting is to be held, the Board may postpone such meeting one or more times for any reason by giving notice to each Member entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 12.3. Any Members’ meeting may be adjourned by the chairperson of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Member vote shall be required for any adjournment. A Members’ meeting may be adjourned by the chairperson of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Members if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place as determined by the Board in its sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, an officer of the Company shall give notice of the postponed or adjourned meeting to Members of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairperson of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 12.7. Voting – Proxies.

(a) At all meetings of the Members, every Member of record entitled to vote there at shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Member, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board or any officer of the Company. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Members of any series or Class by anyone other than the officers or Directors, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Directors, shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Directors or one or more officers of the Company.

(b) Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Company stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Directors for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Member giving such proxy is a Member of record on such new such record date.

(c) A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Company receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Member to vote at any adjournment of a Members’ meeting.

Section 12.8. Organization.

(a) The meetings of Members shall be presided over by the president, or if he or she is not present, by the chairperson, or if he or she is not present, by any vice president, unless there is a senior vice president, or if none of them is present, then any officer of the Company appointed by the president to act on his or her behalf shall preside over such meetings. The secretary, if present, shall act as a secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an assistant secretary, if any, shall so act. If neither the secretary nor the assistant secretary is present or, if present, the secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the secretary to act on his or her behalf shall act as secretary of such meetings.

(b) The Board shall be entitled to make such rules and regulations for the conduct of meetings of Members as it shall deem necessary, appropriate or convenient, and, subject to this Agreement and such rules and regulations of the Board, if any, the chairperson of any meeting of the Members shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 12.9. Action by Written Consent.

Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns.

Section 12.10. Classes and Series.

The references in this Article XII to meetings, quorum, voting and actions by written consent (and any related matters) of Members shall be understood to apply separately to individual Classes or series of Members where the context requires.

Article XIII
GENERAL PROVISIONS

Section 13.1. Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, electronic mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his or her address (including email address) as shown on the records of the Company (or the Transfer Agent, if any), regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 13.1 executed by the Company, the Transfer Agent (if any) or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Company (or the Transfer Agent, if any) is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, or is returned by the email server with a message indicating that the email server is unable to deliver the email, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing or emailing (until such time as such Record Holder or another Person notifies the Company (or the Transfer Agent, if any) of a change in his address (including email address)) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.3 or at the Company’s principal email address for Member communications, investments@fundrise.com. The Directors may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 13.2. Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.3. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 13.4. Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 13.5. Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 13.6. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 13.7. Counterparts.

This Agreement and any document, consent or instrument referenced in or contemplated by this Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon the execution of the subscription documents of such Share, and the acceptance of such subscription by the Board.

Section 13.8. Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Each Member:

(i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement; and

(ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 13.9. Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 13.10. Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members or without Member approval, such action may be so taken upon the concurrence of less than all of the Members or without Member approval and each Member shall be bound by the results of such action.

Section 13.11. Facsimile and Electronic Signatures.

The use of facsimile or other electronic signatures affixed in the name and on behalf of the Transfer Agent, if any, on certificates or other documents (if uncertificated) representing Shares is expressly permitted by this Agreement.

Section 13.12. Inspection of Records and Reports.

Every Director shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Company. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Member shall have any right to inspect any account, book or document of the Company that is not publicly available, except as conferred by the Directors. The books and records of the Company may be kept at such place or places as the Board may from time to time determine, except as otherwise required by law.

Section 13.13. Filings of Copies.

The original or a copy of this Agreement shall be kept at the office of the Company where it may be inspected by any Member. Anyone dealing with the Company may rely on a certificate by an officer of the Company as to any matters in connection with the Company hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Company to be a copy of this Agreement. To the extent permitted by the Investment Company Act, (i) any document, consent, instrument or notice referenced in or contemplated by this Agreement that is to be executed by one or more Directors may be executed by means of original, facsimile or electronic signature and (ii) any document, consent, instrument or notice referenced in or contemplated by this Agreement that is to be delivered by one or more Directors may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (i) or (ii), otherwise determined by the Directors.

Section 13.14. Directors May Resolve Ambiguities.

The Directors may construe any of the provisions of this Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Directors in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 13.15. Liability of Third Persons Dealing with Directors.

No Person dealing with the Directors shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Directors or to see to the application of any payments made or property transferred to the Company or upon its order.

Section 13.16. Arbitration.

(a) Any party to this Agreement may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 13.16 (this “Arbitration Provision”). The arbitration shall be conducted in the Washington D.C. metro area. As used in this Arbitration Provision, “Claim” (or in the plural, “Claims”) shall include any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with a Member), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the subscription agreement, any Shares, the Fundrise Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub-section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to all claims that that are related to the Company, including with respect to this offering, the Company’s holdings (including the holdings of any Subsidiary), the Shares, the Company’s ongoing operations and the management of the Company’s investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b) The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c) If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If a Member elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or a Member requests that the Company pay them and the Company agrees to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives a Member the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d) Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e) The Company agrees not to invoke the right to arbitrate an individual Claim that a Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f) Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not:

(i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; or

(ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g) This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h) This Arbitration Provision shall survive:

(i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties;

(ii) the bankruptcy or insolvency of any party hereto or other party; and

(iii) any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party.

If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

(i) This Arbitration Provision will not apply to federal securities laws claims and will not be deemed to waive the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder. MEMBERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Section 13.17. Waiver of Court & Jury Rights.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES, OR ANY OTHER AGREEMENTS RELATED THERETO.

Section 13.18. Limitation on Damages.

IN NO EVENT SHALL THE COMPANY BE LIABLE TO A MEMBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

Article XIV
RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 14.1. Definitions.

For the purpose of this Article XIV, the following terms shall have the following meanings:

“Aggregate Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Shares, or such other percentage determined by the Board in accordance with Section 14.9.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of Shares Beneficially Owned by a Person, no Share shall be counted more than once. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Agreement requires a determination of the percentage of Outstanding Shares Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be Outstanding. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall initially mean the American Red Cross until such time as the Company designates one or more other beneficiaries of the Trust as determined pursuant to Section 14.11(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Common Share Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Common Shares, or such other percentage determined by the Board in accordance with Section 14.9.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Agreement or by the Board pursuant to Section 14.8.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Board pursuant to Section 14.8 and subject to adjustment pursuant to Section 13.8, the percentage limit established by the Board pursuant to Section 14.8.

“Initial Date” shall mean the date of the closing of the Initial Offering of the Company.

“Initial Offering” shall mean the first issuance and sale for cash of Common Shares of the Company to any Person other than an Affiliate of the Company pursuant to:

(i) a public offering registered under the Securities Act; or

(ii) a private offering or offering qualified, as applicable, in accordance with Rule 144A, Regulation A, Regulation D or Regulation S of the Securities Act.

“Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Shares.

“One Hundred Shareholders Date” means the first day on which Shares are beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code.

“Ownership Limits” means the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

“Person” shall mean, solely for the purposes of this Article XIV, an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 14.2, would Beneficially Own or Constructively Own Shares and, if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date on which the Board determines in accordance with Section 14.1 that it is no longer in the best interests of the Company to continue to qualify as a REIT or that compliance with any of the restriction and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth in this Article XIV is no longer required in order for the Company to qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, or any agreement to take any such actions or cause any such events, including:

(a) the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Shares (or of Beneficial Ownership or Constructive Ownership of Shares);

(b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right; and

(c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean any trust provided for in Section 14.11(a).

“Trustee” shall mean the Person that is unaffiliated with the Company or any Prohibited Owner, that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Company to serve as trustee of the Trust.

Section 14.2. Ownership Limitations.

The provisions of this Article XIV shall be applicable as if the Company was taxed as a REIT, even if the Board has not elected to have the Company qualify for taxation as a REIT, and shall remain in full force and effect until prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i)

(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Ownership Limit;

(2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit; and

(3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)

(1) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year , unless otherwise allowed under Section 14.8(e)); and

(2) no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company otherwise failing to qualify for taxation as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that;

(A) would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code; or

(B) would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Company intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such), in either case causing the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) During the period commencing on the One Hundred Shareholders Date, any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(d) Transfer in Trust. If any Transfer of Shares or Non-Transfer Event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 14.2(a)(i) or (ii).

(i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 14.2(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 14.11, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or beneficial owner of such Shares) shall acquire no rights in such Shares (and shall be divested of its rights in such Shares); or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 14.2(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 14.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares .

Section 14.3. Remedies for Breach.

If the Board shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 14.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 14.2 (whether or not such violation is intended), the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 14.2 (or Non-Transfer Event that results in a violation of Section 14.2) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board. Nothing herein shall limit the ability of the Board to grant a waiver as may be permitted under Section 14.8.

Section 14.4. Notice of Restricted Transfer.

Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 14.2(a) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 14.2(b) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the Company’s qualification for taxation as a REIT.

Section 14.5. Owners Required to Provide Information.

From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the Outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares of each class and series Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall promptly provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s qualification for taxation as a REIT and to ensure compliance with the Ownership Limits; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Member of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall promptly provide to the Company in writing such information as the Company may request, in good faith, in order to determine the Company’s qualification for taxation as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 14.6. Remedies Not Limited.

Subject to Section 8.1, nothing contained in this Article XIV shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of the Members in preserving the Company’s qualification for taxation as a REIT.

Section 14.7. Ambiguity.

In the case of an ambiguity in the application of any of the provisions of this Article XIV, the Board shall have the power to determine the application of the provisions of this Article XIV with respect to any situation based on the facts known to it. In the event Article XIV requires an action by the Board and this Agreement fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIV. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 14.3) acquired or retained Beneficial Ownership or Constructive Ownership of Shares in violation of Section 14.2, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 14.8. Exceptions.

(a) Subject to Section 14.2(a)(ii), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board determines, based on such representations and undertakings as it may require, that:

(i) subject to Section 14.8(e), such exemption will not cause the Beneficial Ownership or Constructive Ownership of Shares of the Company of any individual (as defined in Section 542(a)(2) of the Code as modified by Section 856(h)(3) of the Code) to violate Section 14.2(a)(ii); and

(ii) such Person does not and will not Constructively own an interest in a tenant (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify for taxation as a REIT shall not be treated as a tenant of the Company).

(b) Prior to granting any exception pursuant to Section 14.8(a), the Board may require a ruling from the Internal Revenue Service, or an Opinion of Counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification for taxation as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception or waiver or creating any Excepted Holder Limit.

(c) Subject to Section 14.2(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Ownership Limit, the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board may only reduce the Excepted Holder Limit for an Excepted Holder:

(i) with the written consent of such Excepted Holder at any time, or

(ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or Aggregate Ownership Limit, as applicable.

(e) Subject to Section 14.2(a)(ii)(2), the Board, in its sole discretion, may exempt an Excepted Holder from the limitations in Section 14.2(a)(ii)(1) and Section 14.2(a)(i) on Beneficial Ownership and/or Constructive Ownership of Shares that would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (determined without regard to whether the ownership interest is held during the last half of a taxable year), but only during the first taxable year of the Company for which the Company elects to be taxed as a REIT under Section 856(c)(1) of the Code and/or during the first half of the Company’s second taxable year for which the Company elects to be treated as a REIT for tax purposes under Section 856(c)(1) of the Code and only to the extent that such Beneficial Ownership and/or Constructive Ownership for such periods does not result in the Company failing to qualify for taxation as a REIT.

Section 14.9. Increase or Decrease in Aggregate Ownership and Common Share Ownership Limits.

(a) Subject to Section 14.2(a)(ii), the Board may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Ownership Limit; provided, however, that any decreased Common Share Ownership Limit and/or Aggregate Ownership Limit will not be effective for any Person whose percentage ownership in Common Shares or Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Ownership Limit until such time as such Person’s percentage of Common Shares or Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Ownership Limit, but any further acquisition of Common Shares or Shares in excess of such percentage ownership of Common Shares or Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Ownership Limit; and provided further, that any increased or decreased Common Share Ownership Limit and/or Aggregate Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the Outstanding Shares.

(b) Prior to increasing or decreasing the Common Share Ownership Limit or the Aggregate Ownership Limit pursuant to Section 14.9(a), the Board may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification for taxation as a REIT.

Section 14.10. Legend.

Each certificate for Shares, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Second Amended and Restated Limited Liability Company Agreement of Fundrise Real Estate Interval Fund II, LLC, as may be amended from time to time (the “Company Agreement”), (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Common Shares , unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Shares , unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Company to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company and Transfer Agent (if any) or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Company Agreement, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Board at the Company’s principal office.”

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 14.11. Transfer of Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 14.2(b) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 14.2(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 14.11(f).

(b) Status of Shares Held by the Trustee. Shares held by the Trustee shall be issued and Outstanding Shares. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c) Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion):

(i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee; and

(ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIV, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Member records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d) Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 14.2(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 14.11(d). The Prohibited Owner shall receive the lesser of:

(1) the price paid by the Prohibited Owner for the Shares or, if the event causing the Shares to be held in the Trust did not involve a purchase of such Shares at Net Asset Value, the Net Asset Value of the Shares on the day of the event causing the Shares to be held in the Trust; and

(2) the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust.

The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 14.11(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then:

(i) such Shares shall be deemed to have been sold on behalf of the Trust; and

(ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 14.11(d), such excess shall be paid to the Trustee upon demand.

(e) Purchase Right in Shares Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of:

(i) the price per Share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Shares at Net Asset Value, the Net Asset Value of such Shares on the day of the event that resulted in the Transfer of such Shares to the Trust); and

(ii) the Net Asset Value on the date the Company, or its designee, accepts such offer.

The Company may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 14.11(c) and may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 14.11(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the Trust would not violate the restrictions set forth in Section 14.2(a) in the hands of such Charitable Beneficiary. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before its automatic transfer provided for in Section 14.2(b) shall make such transfer ineffective; provided that the Company thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Company may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Company with respect to the application of this Article XIV shall be binding on each Charitable Beneficiary.

Section 14.12. Enforcement.

The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIV.

Section 14.13. Non-Waiver.

No delay or failure on the part of the Company or its Board in exercising any right hereunder shall operate as a waiver of any right of the Company or its Board, as the case may be, except to the extent specifically waived in writing.

Section 14.14. Severability.

If any provision of this Article XIV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FUNDRISE REAL ESTATE INTERVAL FUND II, LLC:

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Limited Liability Company Agreement of Fundrise Real Estate Interval Fund II, LLC]